EXHIBIT 10.34

GUARANTEE AGREEMENT

BETWEEN

MASSACHUSETTS HIGHER EDUCATION ASSISTANCE CORPORATION

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A. AS ELIGIBLE LENDER TRUSTEE FOR CONSOLIDATION LOAN FUNDING II, LLC

     WHEREAS, The Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance (hereinafter “ASA”), at 330 Stuart Street, Boston, Massachusetts 02116, a private nonprofit corporation created by Chapter 298 of the Acts of 1956 of the Commonwealth, administers several loan guarantee programs providing financial assistance to and on behalf of students enrolled in programs of higher education; and

     WHEREAS, The Bank of New York Trust Company, N.A. as Eligible Lender Trustee for Consolidation Loan Funding II, LLC (hereinafter “LENDER”), qualifies as an eligible lender under one or more of these programs, fulfilling such criteria as have been set forth by federal and state statute and regulation, and those set forth by the Board of Directors of ASA pertaining to the particular program; and

     WHEREAS, LENDER is willing to make loans to eligible borrowers as such are defined in this agreement and in the policies of ASA, and ASA is willing to guarantee the payment of principal and interest in the event of the borrower’s default of repayment in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, ASA and LENDER agree as follows:

Section 1. DEFINITIONS

          These definitions are meant to incorporate and be consistent with the more detailed definitions within the Federal Family Education Loan Program Regulations located at 34 C.F.R. § 682. et seq.

     1. “AGREEMENT” — shall mean this GUARANTEE agreement to the extent that LENDER and ASA have indicated the willingness of each to participate in the programs as evidenced by signature or initial.

     2. “BORROWER” — shall mean any person or persons executing a promissory note individually or jointly for the purpose of obtaining funds from LENDER under one of the programs authorized by this Agreement.

     3. “DEFAULT” — shall mean the failure of the BORROWER to repay borrowed amounts when due, and/or the failure of the BORROWER to comply with the terms of the promissory note.

     4. “DUE DILIGENCE” — shall mean the utilization by LENDER of policies, practices and procedures in the origination, servicing and collection of loans which are consistent with LENDER’s policies, practices and procedures applicable to its other consumer loan and credit portfolios and which comply with the requirements of federal and state statute and regulation and ASA policies. DUE DILIGENCE includes, but is not limited to, the remission of guarantee fees to ASA in an amount and time frame as specified by ASA.

     5. “FEDERAL STUDENT LOAN RESERVE FUND” (referred to as Federal Fund) shall mean the reserve account maintained by ASA as a source from which to pay insurance claims and to assure LENDER of the ASA’s ability to perform its commitments to LENDER under this Agreement.

     6. “FORMS” — shall mean such application forms, promissory notes and administrative forms as arc provided by and/or required by ASA for participation in any of the programs authorized by this AGREEMENT.

     7. “GUARANTEE” — shall mean the guarantee of payment given by ASA to LENDER by which ASA covenants to pay to LENDER such principal and interest as may be provided by the terms of each program after being assured that LENDER has exercised DUE DILIGENCE in its origination, servicing and collection and that the necessary documents have been submitted to ASA in the form required.

     8. “LIMITATION, SUSPENSION OR TERMINATION” — shall mean the restrictions imposed by ASA upon LENDER’s continued participation in any of the programs authorized by this AGREEMENT. The cause of such restrictions, the process by which such restrictions may be imposed, and their nature and scope are set forth in Section 3 of this AGREEMENT.

     9. “SCHOOL” — Shall mean an institution of higher education as that term is defined in section 481 of the ACT and 34 CFR 682.200, whose programs satisfy the definition of “eligible program” in 34 CFR 668 and which has in effect a current agreement with the Secretary under 34 CFR 682.600.

     10. “FEDERAL FAMILY EDUCATION LOAN PROGRAM” — shall mean the Federal Stafford Loan, Federal PLUS Loan, Federal Supplementary Loans for Students, Federal Consolidation Loan and other federal education loan programs administered by ASA.

Section 2.	TERMS AND CONDITIONS OF LOANS ORIGINATED AND HELD UNDER THE FEDERAL FAMILY EDUCATION LOAN PROGRAM ADMINISTERED BY ASA

     1. Statutes governing the FEDERAL FAMILY EDUCATION LOAN PROGRAM are enacted as Part B of Title IV of The Higher Education Act of 1965, as amended (20 United States Code Section 1071 et seq.). Regulations affecting program administration are adopted by the Secretary of the United States Department of Education and are published in the Code of Federal Regulations. Proposed revisions to such Regulations are published in the Federal Register.

     2. ASA participates in the FEDERAL FAMILY EDUCATION LOAN PROGRAM as a private nonprofit guarantee agency pursuant to contractual agreements with the United States Department of Education. These agreements confer eligibility upon BORROWERS to receive full or partial interest subsidy, upon lenders to receive interest and special allowance payments and upon ASA to receive insurance and reinsurance payments in the event of death, disability, bankruptcy, closed school, false certification or DEFAULT. ASA hereby represents and covenants that it will structure and operate its programs in such a manner as to preserve to the full extent possible the benefits of these federal agreements.

     3. LENDER covenants that it will comply with all applicable requirements of federal and state statutes and regulations and with all requirements and policies of ASA. Furthermore, LENDER will administer the FEDERAL FAMILY EDUCATION LOAN PROGRAM in conformity with sound lending practices and standards of DUE DILIGENCE as applied to the programs.

     4. In its administration of the FEDERAL FAMILY EDUCATION LOAN PROGRAM, LENDER shall utilize forms approved and distributed by ASA and/or by the United States Department of Education. LENDER will also be authorized to collect and shall collect such fees as may be required of the BORROWER, by ASA, or the United States Department of Education, and shall apply the payment or allocation of such fees as directed.

     5. In the event of the DEFAULT, death, total and permanent disability, closed school, false certification or discharge in bankruptcy of a BORROWER, as such events are defined in applicable law and regulation, ASA will accept a claim for payment upon its GUARANTEE and, if satisfied that the loan is based on an enforceable note and that standards of DUE DILIGENCE have been met, make payment to LENDER in an amount equal to the outstanding and unpaid principal amount plus interest accrued since the date of last payment or maturity to the date of payment by ASA, to the extent that such interest does not exceed the maximum number of days authorized by ASA or federal law and regulations.

     6. LENDER agrees that it will prepare and make available such reports or other information as may be reasonably required by ASA Or the United States Department of Education and further, that independent auditors or authorized representatives of ASA or such Department shall have access to the operations and financial records and procedures pertaining to the Stafford, PLUS, SLS and Consolidation programs or any other federal program administered by ASA.

     7. If LENDER shall violate, or fail to comply with, any of the terms of this Agreement, it shall become liable to ASA in an amount equal to the damages sustained by ASA by virtue of such violation or failure to comply. ASA may, at its option, and in addition to any other remedies available to it at law or in equity, invoke and apply the provisions of Section 3 of this AGREEMENT relating to LIMITATION, SUSPENSION OR TERMINATION.

Section 3. LIMITATION, SUSPENSION OR TERMINATION OF LENDER PARTICIPATION

     1. As a lender participating in the FEDERAL FAMILY EDUCATION LOAN PROGRAM administered by ASA, LENDER shall administer its loan portfolio(s) in accordance with applicable federal and state law and regulations, with ASA policies, and with sound lending practices.

     2. In the event that ASA determines that LENDER’s administration of such programs does not satisfy the required levels of DUE DILIGENCE or that the DEFAULT or delinquency rate of loans originated or held by LENDER is excessive, ASA will inform LENDER of the noted deficiencies and of corrective actions required in order to continue participation.

     3. LENDER shall implement the recommended corrective action and/or take other action to rectify each of the administrative deficiencies noted by ASA within the time specified by ASA or as agreed to by LENDER and ASA.

     4. In the event that LENDER fails to rectify such deficiencies in a timely and prudent manner, ASA may, in its discretion, impose LIMITATION, SUSPENSION OR TERMINATION sanctions as it may deem appropriate, after affording LENDER an opportunity to respond. However, ASA may impose such sanctions on LENDER without a hearing if ASA determines that emergency action is necessary in order to prevent monetary loss to ASA and the federal government. LENDER may appeal any LIMITATION, SUSPENSION OR TERMINATION sanctions by ASA.

     5. LIMITATION sanctions provide for the continued participation of LENDER but subject to such special conditions. procedures or timetables as may be established by ASA.

     6. SUSPENSION sanctions include the temporary termination of LENDER’s eligibility for participation for a specified period of time or until LENDER satisfies the standards established by ASA to remove the SUSPENSION.

     7. TERMINATION sanctions may be invoked by ASA where the administrative deficiencies are substantial and where LENDER has not taken timely corrective action. TERMINATION of LENDER’s eligibility for participation will be effected after having provided LENDER with an opportunity for a hearing. Restoration of LENDER’s eligibility for participation can be accomplished only upon submission of a new application for such participation and ASA’s approval of such application after consideration of eligibility standards then required by the Board of Directors.

          Any LIMITATION, SUSPENSION OR TERMINATION hereunder shall be prospective only and shall not affect the obligations of the parties hereto which were incurred prior to such LIMITATION, SUSPENSION OR TERMINATION.

     The AGREEMENT may be modified only by written agreement of the parties hereto. Any waiver, modification or failure to insist upon the strict performance of the duties of either party to this AGREEMENT shall not be construed as a waiver or modification generally or of such particular condition in a subsequent instance.

     This AGREEMENT may be terminated by either party at anytime by providing at least thirty (30) days’ written notice of such termination to the other party hereto. Such termination, however, shall be prospective only and shall not affect the obligations of the parties hereto, which were incurred prior to such termination.

     IN WITNESS WHEREOF, ASA and LENDER have caused this instrument to be executed by duly authorized officers and affixed with the corporate seal of each as of the day and year indicated below.

     By checking below, LENDER signifies its intent to participate in the programs checked.

[X] Participation in the Federal (Subsidized and Unsubsidized) Stafford Loan Programs

[X] Participation in the Federal PLUS Loan Program

[X] Participation in the Federal Consolidation Loan Program

[ ] Participation in the Federal Loan Rehabilitation Program

[ ] Participation in the ASA Lender of Last Resort Program

MASSACHUSETTS HIGHER EDUCATION ASSISTANCE CORPORATION doing business as AMERICAN STUDENT ASSISTANCE

By:	/s/ Debra J. Chromy

Printed Name:	Debra J. Chromy

Title:	Vice President

Date:	February 5, 2004

THE BANK OF NEW YORK TRUST COMPANY, N.A. AS ELIGIBLE LENDER TRUSTEE FOR CONSOLIDATION LOAN FUNDING II, LLC

By:	/s/ William Cardozo

Printed Name:	William Cardozo

Title:	Assistant Vice President

Date:	January 28, 2004

EIN #:	59-2283428

Lender Code:	834118

CERTIFICATE OF COMPREHENSIVE INSURANCE

For Consolidation Loans made in accordance with The Federal Family Education Loan Program (“FFELP”) of the Higher Education Act of 1965, as amended and formerly known as the Guaranteed Student Loan programs.

Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance (ASA7), herein referred to as the “Agency,” authorizes that all Consolidation Loans made in conformity with the requirements of the FFELP of the Higher Education Act of 1965, as amended (“Act”), by The Bank of New York Trust Company as Eligible Lender Trustee for Consolidation Loan Funding II, herein referred to as the “Lender,” are fully insured against loss of principal and interest by the Agency, provided:

1.	The Lender has determined to its satisfaction, in accordance with reasonable and prudent business practices, that for each loan being consolidated

(a)	the loan is a legal, valid, and binding obligation of the borrower;

(b)	such loan was made and serviced in compliance with applicable laws and regulations; and

(c)	the insurance on such loan is in full force and effect.

2.	The Consolidation Loan(s) are made on or after July 1, 1987, unless limited by the Act.

3.	The total unpaid principal amount of all Consolidation Loans made under this certificate is equal to or less than $1,000,000,000.

4.	If the Lender, prior to expiration of this certification (which occurs upon reaching of the dollar limit), no. longer proposes to make Consolidation Loans, the Lender shall notify the Agency so that the certificate may be terminated. Such termination shall not affect the insurance on any Consolidation Loan made prior to such termination.

5.	The Lender’s loan consolidation program practices are subject to the Agency’s FFELP Lender Participation Limitation, Suspension or Termination procedures. The insurance on any loan(s) made under this certificate prior to the Agency’s imposition of a limitation, suspension or termination action shall not be affected by such action.

6.	The Lender complies with the Agency’s Federal Consolidation Loan policies and procedures. (As published in the Common Manual and/or provided by the guarantor).

7.	The Lender notifies the Agency of the alternative repayment terms which will be offered by the Lender.

Please note that the Agency reserves the right to change or modify the total amount of insurance granted to the Lender under this Certificate, provided the Agency so notifies the Lender promptly thereafter.

The Agency’s office at 330 Stuart Street, Boston, Massachusetts 02116 is designated as the office which will process claims and perform other related administrative functions.

/s/ Debra J. Chromy	2-5-04

Debra J. Chromy	Date